Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

May 15, 2012

Western Asset Mortgage Capital Corporation

c/o Western Asset Management Company

385 East Colorado Boulevard

Pasadena, California 91101

Re:          Western Asset Mortgage Capital Corporation

Registration Statement on Form S-8 (File No. 333-          )

Ladies and Gentlemen:

We have acted as special counsel to Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 of the Company (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of 257,176 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Western Asset Mortgage Capital Corporation Equity Plan (the “Plan”)

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Plan; (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect and as certified by the Secretary of State of the State of Delaware (the “Charter”); (iv) the Amended and Restated By-Laws of the Company, as currently in effect (the “By-Laws”); and (v) certain resolutions of the Board of Directors of the Company (the “Board”) relating to (A) the adoption of the Plan, (B) the reservation of the Plan Shares, (C) the filing of the Registration Statement, and (D) the grant, immediately following the filing and effectiveness of the Registration Statement, pursuant to the Plan of an aggregate of 4,500 shares of restricted Common Stock to certain non-employee directors of the Company (the “Restricted Plan Shares”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that:

(a)           the Board, or a duly authorized committee thereof, will take all necessary corporate action, including under the terms of the Plan, to authorize and approve the issuance of the Plan Shares other than the Restricted Plan Shares (the “Available Plan Shares”);

(b)           the consideration received by the Company for each Plan Share delivered pursuant to the Plan shall not be less than the par value of the Common Stock;

(c)           the Company and any relevant optionholder will have executed a grant certificate, award certificate or other agreement relating to such options (the “Grant Certificate”) in accordance with the terms of the Plan; and

(d)           the Company has received and will receive in full all consideration recited in the resolutions of the Board of Directors (or duly authorized committee thereof) approving the issuance of the Restricted Plan Shares and the Available Plan Shares, respectively.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.             When the Board, or a duly authorized committee thereof, has taken all necessary corporate action to authorize and approve the issuance of the Available Plan Shares and when the Available Plan Shares are issued in accordance with the terms of the Plan, and, with respect to the Available Plan Shares issuable upon the exercise of options, the Grant Certificates, and the issuance thereof is duly registered in the Company’s books and records, the Available Plan Shares will be validly issued, fully paid and nonassessable.

2.             The Restricted Plan Shares have been duly authorized for issuance, and when issued in accordance with the terms of the Plan and the issuance thereof is duly registered in the Company’s books and records, the Restricted Plan Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP